Exhibit 10.1

Amendment No. 2 to Share Exchange and Purchase Agreement

Dated as of February 1, 2023

This Amendment No. 1 to Share Exchange and Purchase Agreement, (this “Amendment”) is entered into as of the date first set forth above (the “Amendment Date”), by and among (i) HeartCore Enterprises, Inc., a Delaware corporation (“HeartCore”); (ii) Sigmaways, Inc., a California corporation (“Sigmaways”) and (iii) Prakash Sadasivam (“Seller”). Each of HeartCore, Sigmaways and the Seller may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Parties are all of the Parties to that Share Exchange and Purchase Agreement, dated as of September 6, 2022, as amended by the Amendment 1 to Share Exchange and Purchase Agreement, dated as of December 23, 2022 (as so amended, the “Original Agreement”) and now desire to amend the Original Agreement, and the Original Agreement may be amended in writing pursuant to the provisions of Section 12.11 thereof;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Pursuant to the provisions of Section 12.11 of the Original Agreement, the Original Agreement is hereby amended as follows:

(a)	Section 2.1(b) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(b) In exchange for the sale, assignment, transfer and delivery of the Shares, HeartCore shall (i) issue to Seller 2,000,000 shares of Common Stock (the “HeartCore Shares”), (ii) shall pay to Seller the sum of $1,000,000 (the “Cash Purchase Price”); and (iii) issue to Seller a Common Stock Purchase Warrant to acquire 1,900,000 shares of Common Stock, to be substantially in the form as attached hereto as Exhibit B (each, a “Warrant”).

(b)	Section 2.01(c) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(c) The exercise price per share of Common Stock pursuant to the Warrant shall be the closing price of the Common Stock on the NASDAQ stock market as of the last day on which the Common Stock is traded on the NASDAQ stock market immediately prior to the Closing Date.

(c)	Section 2.02 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

Section 2.02 Securing Funds for Growth. Following the Closing, HeartCore will deposit $2,000,000 in funds in a dedicated U.S. account, which will be used to expand Sigmaways’ business. Sigmaways will propose new projects to HeartCore’s Chief Executive Officer or any Board member and HeartCore’s Chief Financial Officer will distribute the approved funds following, and subject to, approval of the projects by the HeartCore Chief Executive Officer or any Board member, provided that any use of such funds in excess of $50,000 shall require the approval of the HeartCore Board. For the avoidance of doubt, such funds, projects, and intellectual property related thereto will be owned and managed by Sigmaways or HeartCore.

(d)	Section 1.01(e) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(e) [Intentionally omitted]

(e)	Section 1.01(h) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(h) [Intentionally omitted]

(f)	Section 1.01(yy) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(yy) [Intentionally omitted]

(g)	Section 2.05(a)(vi) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(vi) [Intentionally omitted]

(h)	Section 2.05(b)(vi) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(vi) [Intentionally omitted]

(i)	Section 3.05(a) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(a) Sigmaways is authorized to issue 450,000 shares of Sigmaways Stock, and such shares of Sigmaways Stock are the only Equity Securities of Sigmaways.

(j)	Section 3.06 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

Section 3.06 [Intentionally omitted]

(k)	Section 7.01 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

Section 7.01 [Intentionally omitted]

(l)	Section 8.10 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

Section 8.10 [Intentionally omitted]

(m)	Section 1.01(eeee) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(eeee) [Intentionally omitted]

(n)	The table of contents in the Original Agreement is hereby amended as required to evidence the effect of the amendments herein.

3.	Other than as amended here, the Original Agreement shall remain in full force and effect. Following the Amendment Date, any reference in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment.

4.	This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of Delaware, without giving effect to principles of conflicts of law thereunder.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer

Sigmaways, Inc.

By:	/s/ Prakash Sadasivam
Name:	Prakash Sadasivam
Title:	Chief Executive Officer

Prakash Sadasivam

By:	/s/ Prakash Sadasivam
Name:	Prakash Sadasivam